Contact:
Adam Bergman
Adam.Bergman@advanceautoparts.com

Direct	540-561-8450
Fax	540-561-6445

ADVANCE AUTO PARTS REPORTS RECORD FOURTH QUARTER EPS OF $0.36 ON 6.3% COMPS
 Annual EPS Increased 28% to $2.13
Company Initiates First-Ever Cash Dividend

ROANOKE, Va., February 16, 2006— Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries and maintenance items, today announced record revenue and earnings for its fiscal fourth quarter ended December 31, 2005.

Earnings per diluted share for the fourth quarter were $0.36, a 24% increase compared to earnings per diluted share of $0.29 last year. (All per-share amounts referenced in this release reflect the Company’s 3-for-2 stock split, which took effect September 26, 2005).

Sales increased 13.5% in the fourth quarter to $963.7 million from $848.8 million last year. Same-store sales grew 6.3% in the quarter, comprised of 3.1% do-it-yourself (DIY) same-store sales and 19.4% do-it-for-me (DIFM) same-store sales. The quarter’s 6.3% same-store sales increase compares to a 9.7% increase in comparable-store sales in last year’s fourth quarter.

“We produced strong financial results during the fourth quarter, while continuing to invest for the future,” said Michael Coppola, Advance’s President and Chief Executive Officer. “We remain focused on providing a unique shopping experience and a compelling value proposition to our customers. Our investments in additional commercial programs, marketing and advertising, new stores and 2010 store remodels, which are providing us the newest, freshest store base, will continue to be key drivers of our performance in the years ahead.”

Fourth quarter gross margin improved to 46.7% of sales, compared to 46.4% last year, reflecting the positive impact of category management and supply-chain efficiencies.

ADVANCE AUTO PARTS REPORTS RECORD EPS OF $0.36 FOR FOURTH QUARTER 2005
February 16, 2006

Fourth quarter selling, general and administrative (SG&A) expenses were 39.4% of sales, equal to the rate in fourth quarter 2004. This reflects lower self-insurance costs, offset by higher fuel and utility costs, depreciation and increases in tax-related expenses. SG&A expenses also reflect continued investment of additional funds in areas such as advertising and commercial-delivery programs to drive sales for the long term.

Fourth quarter operating margin rose to 7.3% of sales compared to 7.0% last year.

Fiscal 2005
For the fiscal 2005 year, sales grew to $4.26 billion, a 13.1% increase compared to 2004. Comparable-store sales grew 8.7% for the year, comprised of a 4.8% increase in DIY same-store sales and a 25.2% increase in DIFM same-store sales. Improvements in both gross margin and SG&A drove a record 9.6% operating margin, compared to 8.7% in 2004. Earnings per diluted share increased 28% to $2.13 in 2005, compared to $1.66 in 2004.

“In 2005, we achieved a number of significant milestones,” Coppola said, “including a record number of store openings and the acquisition of Lappen Auto Supply and Autopart International. We successfully opened our new distribution center in Pennsylvania, which enabled us to provide better service to our stores and customers in the Northeast. We also achieved a record store in-stock level in 2005, helping to drive improved customer satisfaction. And in December, we completed the conversion of the remaining Discount Auto Parts stores to Advance’s 2010 format, bringing a fresh look to all of our stores in the state of Florida. For the year, Advance achieved its highest-ever operating margin. We enter 2006 well-positioned for future growth.”

Store Information
During the fourth quarter, the Company opened 48 new stores, closed five stores, relocated 10 existing stores, and remodeled 21 stores to the Company’s innovative 2010 format. For the fiscal year, the Company added 231 stores (including 80 acquired stores), closed 11 stores, relocated 54 stores, and remodeled 189 stores to the 2010 format. At year-end 2005, the Company operated 2,872 stores in 40 states, Puerto Rico and the Virgin Islands, of which 1,531 are the Company’s innovative 2010-format stores.

2006 Guidance
For 2006 the Company expects to open 170 to 180 new Advance stores (representing square footage growth in the range of 6% to 7%), in addition to remodeling 200 to 225 stores, and relocate approximately 50 stores.

For the 2006 fiscal year, the Company anticipates earnings per diluted share to be in the range of $2.37 to $2.47, inclusive of approximately $0.12 of annual stock-option expense. For comparative purposes, 2005 EPS of $2.13 do not include pro forma stock-option expense of $0.09 per share. The Company’s 2006 guidance represents an 11% to 16% increase in EPS, as compared to 2005. On a long-term basis, the Company continues to view its target of 20% annual EPS growth as achievable. Advance targets growth in

ADVANCE AUTO PARTS REPORTS RECORD EPS OF $0.36 FOR FOURTH QUARTER 2005
February 16, 2006

EPS through a balanced combination of new-store growth, comparable-store sales growth, gross margin improvement, and SG&A leverage.

“We continue to see significant opportunities to serve our customers even better,” Coppola added, “which is what gives us confidence that our future is so bright. We will continue to lead the industry with new merchandise offerings, better-tailored assortments, additional store-related enhancements, and other programs that differentiate Advance as a customer-focused company. By satisfying more customers, we will drive further progress in sales per store and operating margin, two of our key financial goals.”

For first quarter 2006, the Company is initiating guidance for earnings per diluted share in the range of $0.68 to $0.71, inclusive of approximately $0.03 of stock-option expense, representing an EPS increase of 8% to 13% compared to last year’s first quarter. For comparative purposes, first quarter 2005 results of $0.63 do not include pro forma stock-option expense of $0.02 per share. First quarter guidance is based on mid-single-digit comparable-store sales gains. Through the first six weeks this year the Company is running low single-digit comps against 14% comps in the same six weeks last year. For the 10 weeks remaining in the quarter the Company expects to run high single-digit comps against 7% comps in the same period last year. As a reminder, in first quarter 2005, the Company experienced very strong gross margin improvements and robust comp-store sales.

Initiation of Quarterly Cash Dividend
On February 15, 2006, the Company’s Board of Directors approved the initiation of a quarterly cash dividend, the first in the Company’s history. Stockholders of record as of March 24, 2006 will be entitled to the Company’s first quarterly dividend payment of $0.06 per share, payable on April 7, 2006.

“This dividend reflects the strength of Advance’s financial position, and its ability to generate consistent cash flow while continuing to accelerate its growth rate,” Coppola said. “Advance is in the strong position of being able to invest for the future while also returning capital to stockholders.”

Investor Conference Call
The Company will host a conference call on February 16, 2006, at 8:00 a.m. Eastern Standard Time to discuss its quarterly results. To listen to the live call, please log on to www.advanceautoparts.com, or dial (866) 800-8651. The call will be archived on the Company’s website www.advanceautoparts.com until February 15, 2007.

About Advance Auto Parts
Headquartered in Roanoke, Va., Advance Auto Parts is the second-largest retailer of automotive aftermarket parts, accessories, batteries and maintenance items in the United States, based on store count and sales. As of December 31, 2005, the Company operated 2,872 stores in 40 states, Puerto Rico, and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events,

ADVANCE AUTO PARTS REPORTS RECORD EPS OF $0.36 FOR FOURTH QUARTER 2005
February 16, 2006

developments or results, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These statements discuss, among other things, expected growth and future performance, including new-store growth, store remodels, store relocations, the impact of stock-option expensing, comparable-store sales and earnings per share for first-quarter 2006 and fiscal year 2006. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, acts of terrorism, dependence on foreign suppliers and other factors disclosed in the Company’s 10-K for the fiscal year ended January 1, 2005, on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables to Follow-

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	January 1,
	2005	2005

Assets

Current assets:
Cash and cash equivalents	$40,783	$56,321
Receivables, net	94,689	101,969
Inventories, net	1,367,099	1,201,450
Other current assets	45,369	17,687
Total current assets	1,547,940	1,377,427

Property and equipment, net	898,851	786,212
Assets held for sale	8,198	18,298
Goodwill	67,094	2,720
Other assets, net	20,066	17,305
	$2,542,149	$2,201,962

Liabilities and Stockholders' Equity

Current liabilities:
Bank overdrafts	$50,170	$20,184
Current portion of long-term debt	32,760	31,700
Financed vendor accounts payable	119,351	56,896
Accounts payable	629,248	587,948
Accrued expenses	265,437	198,479
Other current liabilities	44,498	65,918
Total current liabilities	1,141,464	961,125

Long-term debt	406,040	438,300
Other long-term liabilities	74,874	80,222
Total stockholders' equity	919,771	722,315
	$2,542,149	$2,201,962

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve Week Periods Ended
December 31, 2005 and January 1, 2005
(in thousands, except per share data)
(unaudited)

	December 31,	January 1,
	2005	2005

Net sales	$963,725	$848,806

Cost of sales, including purchasing and warehousing costs	513,643	455,150

Gross profit	450,082	393,656

Selling, general and administrative expenses	379,740	334,009

Operating income	70,342	59,647

Other, net:
Interest expense	(7,702)	(4,891)
Loss on extinguishment of debt	-	(2,818)
Other income, net	517	187
Total other, net	(7,185)	(7,522)

Income before provision for income taxes and
gain on discontinued operations	63,157	52,125

Provision for income taxes	23,801	20,069

Income from continuing operations	39,356	32,056

Discontinued operations:
Gain from operations of discontinued
wholesale dealer network	-	22
Provision for income taxes	-	9
Gain on discontinued operations	-	13

Net income	$39,356	$32,069

Net income per basic share from:
Income from continuing operations	$0.36	$0.29
Gain on discontinued operations	-	-
	$0.36	$0.29

Net income per diluted share from:
Income from continuing operations	$0.36	$0.29
Gain on discontinued operations	-	-
	$0.36	$0.29

Average common shares outstanding ( a )	108,280	109,511
Dilutive effect of stock options	1,498	1,720
Average common shares outstanding - assuming dilution	109,778	111,231

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At December 31, 2005 and January 1, 2005, we had 108,198 and 108,367 shares outstanding, respectively.

Note: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Fifty-Two Week Periods Ended
December 31, 2005 and January 1, 2005
(in thousands, except per share data)
(unaudited)

	December 31,	January 1,
	2005	2005

Net sales	$4,264,971	$3,770,297

Cost of sales, including purchasing and warehousing costs	2,250,493	2,016,926

Gross profit	2,014,478	1,753,371

Selling, general and administrative expenses	1,605,986	1,424,613

Operating income	408,492	328,758

Other, net:
Interest expense	(32,384)	(20,069)
Loss on extinguishment of debt	-	(3,230)
Other income, net	2,815	289
Total other, net	(29,569)	(23,010)

Income before provision for income taxes and
loss on discontinued operations	378,923	305,748

Provision for income taxes	144,198	117,721

Income from continuing operations	234,725	188,027

Discontinued operations:
Loss from operations of discontinued
wholesale dealer network	-	(63)
Benefit for income taxes	-	(24)
Loss on discontinued operations	-	(39)

Net income	$234,725	$187,988

Net income per basic share from:
Income from continuing operations	$2.17	$1.70
Loss on discontinued operations	-	-
	$2.17	$1.70

Net income per diluted share from:
Income from continuing operations	$2.13	$1.66
Loss on discontinued operations	-	-
	$2.13	$1.66

Average common shares outstanding ( a )	108,318	110,846
Dilutive effect of stock options	1,669	2,376
Average common shares outstanding - assuming dilution	109,987	113,222

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the year. At December 31, 2005 and January 1, 2005, we had 108,198 and 108,367 shares outstanding, respectively.

Note: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Fifty-Two Week Periods Ended
December 31, 2005 and January 1, 2005
(in thousands)
(unaudited)

	December 31,	January 1,
	2005	2005
Cash flows from operating activities:
Net income	$234,725	$187,988
Depreciation and amortization	119,938	104,877
Provision for deferred income taxes	2,790	6,508
Tax benefit related to exercise of stock options	30,300	23,749
Other non-cash adjustments to net income	5,065	8,650
Decrease (increase) in, net of business acquisitions :
Receivables, net	21,819	(15,945)
Inventories, net	(130,426)	(87,669)
Other assets	(23,963)	1,750
Increase (decrease) in, net of business acquisitions :
Accounts payable	35,610	19,673
Accrued expenses	45,305	12,581
Other liabilities	(3,452)	1,632
Net cash provided by operating activities	337,711	263,794

Cash flows from investing activities:
Purchases of property and equipment	(216,214)	(179,766)
Business acquisitions, net of cash acquired	(111,800)	-
Proceeds from sales of property and equipment	12,734	12,944
Net cash used in investing activities	(315,280)	(166,822)

Cash flows from financing activities:
Increase (decrease) in bank overdrafts	29,986	(10,901)
Increase in financed vendor accounts payable	62,455	56,896
Early extinguishment of debt	-	(105,000)
Net (payments) borrowings on credit facilities	(31,200)	130,000
Payment of debt related costs	-	(3,509)
Proceeds from exercise of stock options	28,696	20,470
Repurchase of common stock	(101,594)	(146,370)
(Decrease) increase in borrowings secured by trade receivables	(26,312)	6,276
Net cash used in financing activities	(37,969)	(52,138)

(Decrease) increase in cash and cash equivalents	(15,538)	44,834
Cash and cash equivalents, beginning of period	56,321	11,487
Cash and cash equivalents, end of period	$40,783	$56,321

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Fifty-Two Week Periods Ended
December 31, 2005 and January 1, 2005
(in thousands)
(unaudited)

	December 31,	January 1,
	2005	2005

Cash flows from operating activities	$337,711	$263,794
Cash flows used in investing activities	(315,280)	(166,822)
	22,431	96,972

Increase in financed vendor accounts payable	62,455	56,896
Business acquisitions, net of cash acquired	111,800	-
Decrease in borrowings secured by trade receivables (1)	(34,684)	-

Free cash flow	$162,002	$153,868

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.

(1) Represents the reduction in borrowings secured by trade receivables resulting from the conversion of our private label credit card program during third quarter. We have included this financing activity in our reconciliation of free cash flow to offset the increase in cash from operating activities resulting from the reduction of the corresponding trade receivables.